Exhibit 23.4
CONSENT OF EXPERT
I hereby consent to the use of and reference to my name, Bernard Peters, BEng (Mining), FAusIMM, and the information that I reviewed and approved, as described or incorporated by reference in SSR Mining Inc.’s Registration Statement on Form S-8, filed with the United States Securities and Exchange Commission on June 17, 2022.
Dated this 17th day of June, 2022.
Yours very sincerely,

/s/ Bernard Peters
Bernard Peters, BEng (Mining), FAusIMM
Technical Director – Mining
OreWin Pty Ltd.